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                                                                   Exhibit 10.11

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of October 13, 2000 by and between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Corporation"), and KENNETH B. ROATH ("Officer").

                                    RECITAL
                                    -------

     WHEREAS, Corporation and Officer have entered into that certain Amended and Restated Employment Agreement, dated as of January 31, 1991 (the "Original Agreement");

     WHEREAS, Corporation and Officer desire to (i) enter into a new employment agreement upon the terms set forth in this Agreement and (ii) terminate the Original Agreement;

     WHEREAS, Corporation desires to continue to employ Officer as its Chairman, President and Chief Executive Officer, and Officer is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, as of the Effective Date (defined below), the parties hereby intend that the Original Agreement shall automatically terminate and be of no further force and effect, and neither parties have any further rights or obligations thereunder; and

     WHEREAS, the provisions of this Agreement shall be effective as of January 1, 2000 (the "Effective Date").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   AGREEMENT
                                   ---------

     THE PARTIES AGREE AS FOLLOWS:


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     1.  Duties. During the term of this Agreement, Officer agrees to be
         ------
employed by and to serve Corporation as its top executive Officer, including the title Chairman, President and Chief Executive Officer, and Corporation agrees to employ and retain Officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of Corporation as shall be necessary to perform the duties of such positions. Officer shall report only to Corporation's Board of Directors (the "Board") and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as Chairman, President and Chief Executive Officer of Corporation. Officer's principal place of business with respect to his services to Corporation shall be within 20 miles of Newport Beach, California.

     2.  Term of Employment.
         ------------------

         (a)  Definitions.  For purposes of this Agreement the following terms
              -----------
shall have the following meanings:

              (i)  "Termination For Cause" shall mean termination by Corporation
                    ---------------------
of Officer's employment by Corporation by reason of Officer's: (A) willful and continued failure to substantially perform his duties with Corporation (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination (as defined in Section 2(a)(viii)) either (1) for Good Reason (as defined in Section 2(a)(iii), or (2) in connection with a Covered Resignation (as defined in Section 2(a)(iv)), after a written demand for substantial performance is delivered to Officer by the Board, which demand specifically identifies the manner in which the Board believes that Officer has not substantially performed his duties, (B) willful and continued failure to substantially follow and comply with the specific and lawful directives of the Board, as reasonably determined by the Board (other than any such failure resulting from Officer's incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason or in connection with a Covered Resignation), after a written demand for substantial performance is delivered to Officer by the Board, which demand specifically identifies the manner in which the Board believes that Officer has not substantially performed his duties, (C) willful commission of an act of fraud or dishonesty resulting in material economic or financial injury to Corporation, or (D) willful engagement in illegal conduct or gross misconduct, in each case which is materially and demonstrably injurious to Corporation; provided, however, that Officer's employment shall not be deemed to have been terminated in a Termination For Cause if such termination took place as a result of any act or omission believed by Officer in good faith to have been in the interest of Corporation. Notwithstanding the foregoing, Officer shall not be deemed to have been terminated in a Termination for Cause pursuant to clauses
(A), (B) or (D) hereof unless and until there shall have been delivered to Officer a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to Officer, an opportunity for Officer, together with Officer's counsel, to be heard before the Board and a reasonable opportunity to cure), finding that in the Board's good faith opinion Officer was guilty of conduct set forth above in this Section 2(a)(i) and specifying the particulars thereof in reasonable detail. willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Corporation or by reason of Officer's willful material breach of this Agreement which has resulted in material injury to Corporation;

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         (ii)  "Termination Other Than For Cause" shall mean termination by
                --------------------------------
Corporation of Officer's employment by Corporation before a Change in Control (as defined in Section 2(a)(vii)), other than in a Termination For Cause, and shall include constructive termination of Officer's employment by reason of material breach of this Agreement by Corporation, such constructive termination to be effective upon delivery of a Notice of Termination from Officer to Corporation of such constructive termination.

         (iii) "Good Reason" shall mean shall mean, without Officer's express
                -----------
written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of Sections 2(a)(iii)(A), (E), (F), or (G), such circumstances are fully corrected (provided such circumstances are capable of correction) prior to the Date of Termination (as defined in Section 2(a)(ix) specified in the Notice of Termination given in respect thereof:

               (A) the assignment to Officer of any duties inconsistent with the position in Corporation that Officer held immediately prior to the Change in Control, a significant adverse alteration in the nature or status of Officer's responsibilities or the conditions of Officer's employment from those in effect immediately prior to such Change in Control, or any other action by Corporation that results in a material diminution in Officer's position, authority, duties or responsibilities;

               (B) Corporation's reduction of Officer's annual base salary as in effect on the Effective Date or as the same may be increased from time to time;

               (C) the relocation of Corporation's offices at which Officer is principally employed immediately prior to the date of the Change in Control (Officer's "Principal Location") to a location more than thirty (30) miles from such location, or Corporation's requiring Officer, without Officer's written consent, to be based anywhere other than Officer's Principal Location, except for required travel on Corporation's business to an extent substantially consistent with Officer's present business travel obligations;

               (D) Corporation's failure to pay to Officer any portion of Officer's current compensation or to pay to Officer any portion of an installment of deferred compensation under any deferred compensation program of Corporation within seven (7) days of the date such compensation is due;

               (E) Corporation's failure to continue in effect any material compensation or benefit plan in which Officer participate immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or Corporation's failure to continue Officer's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Officer's participation relative to other participants, as existed at the time of the Change in Control;

               (F) Corporation's failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in
Section 7(j) hereof; or

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                 (G) any purported termination of Officer's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 2(i) hereof (and, if applicable, the requirements of Section 2(a)(i) hereof), which purported termination shall not be effective for purposes of this Agreement.

Officer's right to terminate Officer's employment pursuant to this Section 2(a)(iii) shall not be affected by Officer's incapacity due to physical or mental illness. Officer's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Any good faith determination by Officer that Good Reason exists shall be presumed correct and shall be binding upon Corporation.

          (iv)  "Covered Resignation" shall mean a termination by Officer of
                 -------------------
Officer's employment by Corporation which occurs within the thirty (30) day period following the first anniversary of the occurrence of a Change in Control.

          (v)   "Voluntary Termination" shall mean termination by Officer of
                 ---------------------
Officer's employment by Corporation other than (i) constructive termination as described in subsection 2(a)(ii), (ii) a "Termination Upon a Change in Control," and (iii) a termination by reason of Officer's death or disability as described in Sections 2(e) and 2(f).

          (vi)  "Termination Upon a Change in Control" shall mean a termination
                 ------------------------------------
by Officer of Officer's employment with Corporation following a "Change in Control" for Good Reason or pursuant to a Covered Resignation or a termination by Corporation of Officer's employment with Corporation following a "Change in Control" without Cause.

          (vii) "Change in Control" shall be deemed to occur if:
                 -----------------

                (A) any Person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Corporation representing 25% or more of the combined voting power of Corporation's then outstanding securities ("Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (A), the following shall not constitute a Change in Control: (1) any acquisition by Corporation or any corporation controlled by Corporation, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation, or (3) any acquisition by a Person of 25% of the Outstanding Corporation Voting Securities as a result of an acquisition of common stock of Corporation by Corporation which, by reducing the number of shares of common stock of Corporation outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Outstanding Corporation Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Corporation Voting Securities by reason of a share acquisition by Corporation as described above and shall, after such share acquisition by Corporation, become the beneficial owner of any additional shares of common stock of Corporation, then such acquisition shall constitute a Change in Control;

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                 (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with Corporation to effect a transaction described in Sections 2(a)(vii)(A), (C) or
(D)) whose election by the Board or nomination for election by Corporation's stockholders was approved by a vote of at least two-thirds (K) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                 (C) the consummation by Corporation of a merger or consolidation of Corporation with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-K% of the combined voting power of the voting securities of Corporation or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Corporation (or similar transaction) in which no Person acquires more than 25% of the combined voting power of Corporation's then outstanding securities shall not constitute a Change in Control; or

                 (D) the stockholders of Corporation approve a plan of complete liquidation of Corporation or an agreement for the sale or disposition by Corporation of all or substantially all of Corporation's assets.

          (viii) "Notice of Termination" shall mean a notice that shall indicate
                  ---------------------
the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Officer's employment under the provision so indicated.

          (ix)   "Date of Termination" shall mean (A) if Officer's employment is
                  -------------------
terminated due to Officer's death, the date of Officer's death; (B) if Officer's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Officer shall not have returned to the full-time performance of Officer's duties during such thirty (30)-day period), and
(C) if Officer's employment is terminated pursuant to Section 2(a)(i), Section 2(a)(iii) or Section 2(a)(iv) or for any other reason (other than death or Disability (as defined in Section 2(e)), the date specified in the Notice of Termination (which, in the case of a Termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason or in connection with a Covered Resignation shall not be less than sixty (60) days from the date such Notice of Termination is given). Notwithstanding anything to the contrary contained in this Section 2(a)(ix), if within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or otherwise; provided, however, that the Date of Termination shall be extended by a notice of dispute only if such notice is given

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in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

     (b) Basic Term. The term of employment hereunder shall commence on the
         ----------
Effective Date and continue for a continuous period of three (3) years, subject to earlier termination as provided in this Section 2, (the "Employment Period"). Therefore, unless either party provides written notice to the other of its intent not to extend the Employment Period at least sixty (60) days prior to each anniversary of this Agreement, the Employment Period shall be extended by an additional year, so that at all times the Employment Period shall be for a period of at least three (3) years, unless earlier terminated as provided in this Agreement; provided, further, that if a Change in Control occurs during the Employment Period, the term of this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change in Control occurred.

     (c) Termination For Cause. Termination For Cause may be effected by
         ---------------------
Corporation at any time during the term of this Agreement and shall be effected by written notification to Officer. Upon Termination For Cause, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the Date of Termination, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     (d) Termination Other Than For Cause. Notwithstanding anything else in this
         --------------------------------
Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving a Notice of Termination to Officer of such termination. Upon any Termination Other Than For Cause, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the Date of Termination, and all severance compensation provided in Section 5(b), but no other compensation or reimbursement of any kind.

     (e) Termination by Reason of Disability. If, during the term of this
         -----------------------------------
Agreement, Officer, in the reasonable judgment of the Board of Directors of Corporation, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months ("Disability"), Corporation shall have the right to terminate Officer's employment hereunder by written notification to Officer and payment to Officer of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans (including accelerated vesting of any awards granted to Officer

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under Corporation's Stock Incentive Plan), accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the Date of Termination, with the exception of medical and dental benefits which shall continue through the expiration of the Agreement, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     (f) Death. In the event of Officer's death during the term of this
         -----
Agreement, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Corporation shall pay to his estate or such beneficiaries as Officer may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans (including accelerated vesting of any awards granted to Officer under Corporation's Stock Incentive Plan), accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the Date of Termination, but Officer's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     (g) Voluntary Termination. In the event of a Voluntary Termination,
         ---------------------
corporation shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the Date of Termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

     (h) Termination Upon a Change in Control. In the event of a Termination
         ------------------------------------
Upon a Change in Control, Officer shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Corporation in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the Date of Termination, and all severance compensation provided in Section 5(a), but no other compensation or reimbursement of any kind.

     (i) Notice of Termination. Corporation may effect a termination of this
         ---------------------
Agreement pursuant to the provisions of this Section 2 upon giving 30 days' written notice to Officer of such termination. Officer may effect a termination of this Agreement pursuant to the provisions of this Section 2 upon giving 60 days' written notice to Corporation of such termination.

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     3.  Salary, Benefits and Bonus Compensation
         ----------------------------------------

         (a) Base Salary. As payment for the services to be rendered by Officer
             -----------
as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Officer a "Base Salary" for the period beginning on the Effective Date and ending on December 31, 2000 at the rate of $516,000 per annum payable in equal semi-monthly installments. The Base Salary for each year (or portion thereof) beginning January 1, 2001 shall be as determined by the Board of Directors which shall authorize an increase in Officer's Base Salary in an amount which, at a minimum, shall be equal to the cumulative cost-of-living increment on the Base Salary as reported in the "Consumer Price Index, Los Angeles - Riverside - Orange County, California, All Items," published by the U.S. Department of Labor (using January 1, 2000 as the base date for computation). Officer's Base Salary shall be reviewed annually by the Compensation Committee of the Board of Directors (the "Compensation Committee").

         (b) Bonuses. Officer shall be eligible to receive a bonus for each year
             -------
(or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Compensation Committee of the Board of Directors based upon its evaluation of Officer's performance during such year. All such bonuses shall be payable within 45 days after the end of the year to which such bonus relates. All such bonuses shall be reviewed annually by the Compensation Committee.

         (c) Additional Benefits. During the term of this Agreement, Officer
             -------------------
shall be entitled to the following fringe benefits:

             (i)   Officer Benefits. Officer shall be eligible to participate in
                   ----------------
such of Corporation's benefits and deferred compensation plans as are now generally available or later made generally available to executive Officers of corporation, including, without limitation, Corporation's Stock Incentive Plan, profit sharing plans, annual physical examination, dental and medical plans, personal catastrophe and disability insurance, retirement plans and a supplementary Executive Retirement Plan. For purposes of establishing the length of service under any benefit plans or programs of Corporation, Officer's employment with Corporation will be deemed to have commenced on April 1, 1985, the date Officer commenced services as a director of Corporation, to the extent permitted under applicable law and the terms of such plans or programs.

             (ii)  Automobile.  Officer shall be eligible to participate in
                   ----------
Corporation's CEO Automobile Policy as in effect as of the Effective Date.

             (iii) Vacation. Officer shall be entitled to six weeks of
                   --------
vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial years.

             (iv)  Life Insurance. For the term of this Agreement and any
                   --------------
extensions thereof, Corporation shall at its expense procure and keep in effect term life insurance on the life of Officer, payable to such beneficiaries as Officer may from time to time designate,

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in the aggregate amount of $2,000,000. Such policy shall be owned by Officer or by a member of his immediate family.

               (v) Reimbursement for Expenses. During the term of this
                   --------------------------
Agreement, Corporation shall reimburse Officer for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Officer in connection with his duties under this Agreement.

          4. Accelerated Vesting Upon a Change in Control.
             --------------------------------------------

             (a) Restricted Stock. Notwithstanding any provisions of
                 ----------------
Corporation's stock option plans, incentive plans, or other similar plans, the restricted period with respect to any restricted stock granted to Officer thereunder shall lapse and such shares shall be distributed to Officer immediately prior to the Change in Control, unless it would adversely affect Corporation's ability to use pooling of interest accounting in a Change in Control transaction in which such accounting is intended to be used.

             (b) Stock Options. All outstanding options granted to Officer under
                 -------------
any of Corporation's stock option plans, incentive plans or other similar plans (or options substituted therefor covering the stock of a successor corporation) shall become fully vested and exercisable immediately prior to the Change in Control as to all shares of stock covered thereby, unless it would adversely affect Corporation's ability to use pooling of interest accounting in a Change in Control transaction in which such accounting is intended to be used.

          5. Severance Compensation.
             ----------------------

             (a) Severance Compensation in the Event of a Termination Upon a
                 -----------------------------------------------------------
Change in Control. In the event Officer's employment is terminated in a
-----------------
Termination Upon a Change in Control within the two (2) year period immediately following the date of a Change in Control, Officer shall be entitled to the benefits provided below:

                    (i) Corporation shall pay to Officer (A) Officer's full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, at the time specified in Section 5(a)(viii), (B) the unpaid portion, if any, of any annual bonus, plus an amount equal to Officer's annual bonus, pro rated from January 1 of the termination year through the Date of Termination, and (C) all other amounts to which Officer is entitled under any compensation plan of Corporation at the time such payments are due;

                    (ii) In lieu of any further salary payments to Officer for periods subsequent to the Date of Termination, Corporation shall pay as severance pay to Officer, at the time specified in Section 5(a)(viii), a lump sum severance payment (together with the payments provided in Sections 5(a)(iii) and (iv) below, the "Severance Payments") equal to the sum of three (3) times Officer's annual base salary as in effect as of the Date of Termination or immediately prior to the Change in Control, whichever is greater, and three (3) times Officer's targeted annual bonus as in effect as of the Date of Termination or the highest annual bonus received by Officer in the three (3) years immediately prior to the Change in Control, whichever is greater;

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                    (iii) For a period of three (3) years, Corporation shall
continue to provide Officer and Officer's eligible family members, based on the cost sharing arrangement between Officer and Corporation on the date of the Change in Control, with medical and dental health benefits at least equal to those which would have been provided to Officer and them if Officer's employment had not been terminated or, if more favorable to Officer, as in effect generally at any time thereafter, provided, however, that if Officer become re-employed with another employer and are eligible to receive medical and dental health benefits under another employer's plans, Corporation's obligations under this
Section 5(a)(iii) shall be reduced to the extent comparable benefits are actually received by Officer during the twelve (12) month period following Officer's termination, and any such benefits actually received by Officer shall be reported to Corporation. In the event Officer are ineligible under the terms of such benefit plans or programs to continue to be so covered, in such event, Corporation shall provide Officer with substantially equivalent coverage through other sources or will provide Officer with a lump sum payment in such amount that, after all taxes on that amount, shall be equal to the cost to Officer of providing Officer such benefit coverage. At the termination of the benefits coverage under the second preceding sentence, Officer, Officer's spouse and Officer's dependents shall be entitled to continuation coverage pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if Officer had terminated employment with Corporation on the date such benefits coverage terminates. The lump sum shall be determined on a present value basis using the interest rate provided in section 1274(b)(2)(B) of the Code on the Date of Termination.

                    (iv) Officer shall be fully vested in Officer's accrued benefits under any qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plans maintained by Corporation for Officer's benefit, except to that the extent the acceleration of vesting of such benefits would violate any applicable law or require Corporation to accelerate the vesting of the accrued benefits of all participants in such plan or plans, in which case Corporation may elect to pay Officer a lump sum payment at the time specified in Section 5(a)(viii) in an amount equal to the value of such unvested accrued benefits in lieu of accelerating the vesting of Officer's benefits, plus Corporation shall pay Officer an amount equal to the amount Corporation would have contributed to Officer's account under Corporation's 401(k) plan as a matching contribution had Officer remained employed by Corporation for three (3) years after Officer's Date of Termination and had Officer made the maximum elected deferral contributions.

                    (v) Corporation shall furnish Officer for six (6) years following the Date of Termination (without reference to whether the term of this Agreement continues in effect) with directors' and officers' liability insurance insuring Officer against insurable events which occur or have occurred while Officer were a director or officer of Corporation, such insurance to have policy limits aggregating not less than the amount in effect immediately prior to the Change in Control, and otherwise to be in substantially the same form and to contain substantially the same terms, conditions and exceptions as the liability issuance policies provided for officers and directors of Corporation in force from time to time, provided, however, that such terms, conditions and exceptions shall not be, in the aggregate, materially less favorable to Officer than those in effect on the Effective Date; provided, further, that if the aggregate annual premiums for such insurance at any time during such period exceed one hundred and fifty

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percent (150%) of the per annum rate of premium currently paid by Corporation for such insurance, then Corporation shall provide the maximum coverage that will then be available at an annual premium equal to one hundred and fifty percent (150%) of such rate;

                    (vi) In any situation where under applicable law Corporation has the power to indemnify (or advance expenses to) Officer in respect of any judgments, fines, settlements, loss, cost or expense (including attorneys' fees) of any nature related to or arising out of Officer's activities as an agent, employee, officer or director of Corporation or in any other capacity on behalf of or at the request of Corporation, Corporation shall promptly on written request, indemnify (and advance expenses to) Officer to the fullest extent permitted by applicable law, including but not limited to making such findings and determinations and taking any and all such actions as Corporation may, under applicable law, be permitted to have the discretion to take so as to effectuate such indemnification or advancement. Such agreement by Corporation shall not be deemed to impair any other obligation of Corporation respecting Officer's indemnification otherwise arising out of this or any other agreement or promise of Corporation or under any statute;

                    (vii) Any outstanding restricted stock purchase loans made to Officer by Corporation in an amount not to exceed $2,000,000, and Officer's obligation to repay all outstanding principal and accrued interest thereunder, shall be forgiven and cancelled by Corporation. In addition, Corporation shall pay Officer an additional payment (the "Tax Payment") in an amount required to fully reimburse Officer with respect to all federal, state and local income taxes and employment taxes with respect to the forgiveness of the loans and with respect to such taxes, such that upon receipt of the Tax Payment Officer shall have no remaining obligations with respect to such taxes.

                    (viii) (A) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution to Officer or for Officer's benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (the "Payments") would be subject to the excise tax imposed by section 4999 of the Code by reason of being "contingent on a change in the ownership or control" of Corporation, within the meaning of Section 280G of the Code or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then Officer shall be entitled to receive from Corporation an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payments and the Gross-Up Payment retained by Officer after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the payment and all federal, state and local income tax, employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Section 5(a)(viii), and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payments;

                           (B) All determinations required to be made under this
Section 5(a)(viii), including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations shall be made by the Accountants (as defined below) which shall provide Officer and Corporation with detailed supporting calculations with respect to such Gross-Up Payment within fifteen (15) business days of the receipt of notice from Officer or Corporation that Officer has received or will receive a Payment. For purposes of making the determinations and calculations required herein, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code, provided that the Accountant's determinations must be made on the basis of "substantial authority" (within the meaning of Section 6662 of the Code). For the purposes of this Section 5(a)(viii), the "Accountants" shall mean Corporation's independent certified public accountants serving immediately prior to the Change in Control. In the event that the Accountants are also serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Officer shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accountants hereunder). All fees and expenses of the Accountants shall be borne solely by Corporation.

                           (C) For the purposes of determining whether any of
the Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Payments will be treated as "parachute payments" within the meaning of section 280G of the Code, and all "parachute payments" in excess of the "base amount" (as defined under section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that in the opinion of the Accountants such Payments (in whole or in part) either do not constitute "parachute payments" or represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4) of the Code) in excess of the "base amount," or such "parachute payments" are otherwise not subject to such Excise Tax. For purposes of determining the amount of the Gross-Up Payment Officer shall be deemed to pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Officer's adjusted gross income); and to have otherwise allowable deductions for Federal, state and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in Officer's adjusted gross income. To the extent practicable, any Gross-Up Payment with respect to any Payment shall be paid by Corporation at the time Officer are entitled to receive the Payments and in no event will any Gross-Up Payment be paid later than five days after the receipt by Officer of the Accountant's determination. Any determination by the Accountants shall be binding upon Corporation and Officer.

                           (D) As a result of uncertainty in the application of
section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an amount less than Corporation should have paid pursuant to this Section 5(a)(viii) (the "Underpayment"). In the event that

Corporation exhausts its remedies pursuant to Section 5(a)(viii)(C) and Officer are required to make a payment of any Excise Tax, the Underpayment shall be promptly paid by Corporation to or for Officer's benefit;

                           (E) Officer and Corporation shall each provide the
Accountants access to and copies of any books, records and documents in the possession of Corporation or Officer, as the case may be, reasonably requested by the Accountants, and otherwise cooperate with the Accountants in connection with the preparation and issuance of the determination contemplated by this
Section 5(a)(viii); and

                           (F) Officer shall notify Corporation in writing of
any claim by the Internal Revenue Service that, if successful, would require the payment by Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable after Officer are informed in writing of such claim and shall apprise Corporation of the nature of such claim and the date on which such claim is requested to be paid. Officer shall not pay such claim prior to the expiration of the 30-day period following the date on which Officer give such notice to Corporation (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due). If Corporation notifies Officer in writing prior to the expiration of such period that it desires to contest such claim, Officer shall:

                               (i)    give Corporation any information
reasonably requested by Corporation relating to such claim;

                               (ii)   take such action in connection with
contesting such claim as Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Corporation;

                               (iii)  cooperate with Corporation in good faith
in order to effectively contest such claim; and

                               (iv)   permit Corporation to participate in any
proceedings relating to such claims; provided, however, that Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify Officer for and hold Officer harmless from, on an after-tax basis, any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of all related costs and expenses. Without limiting the foregoing provisions of this Section 5(a)(viii), Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Officer to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Officer agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Corporation shall determine; provided, however, that if Corporation directs Officer to pay such claim and sue for a refund, Corporation shall advance the amount of such payment to Officer, on an interest-free basis, and shall indemnify Officer for and hold Officer harmless from, on an after-tax basis, any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance (including as a result of any forgiveness by Corporation of such advance); provided, further, that any extension of the statute of limitations relating to the payment of taxes for the taxable year of Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority;

                    (ix) The payments provided for in Sections 5(a)(i), (ii) and (iii) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, Corporation shall pay to Officer on such day an estimate, as determined in good faith by Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Corporation to Officer, payable on the fifth day after demand by Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

                    (x) Officer shall not be required to mitigate the amount of any payment provided for in this Section 5(a) by seeking other employment or otherwise nor, except as provided in Section 5(a)(iii), shall the amount of any payment or benefit provided for in this Section 5(a) be reduced by any compensation earned by Officer as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by Officer to Corporation, or otherwise.

               (b)  Severance Compensation in the Event of a Termination Other
                    ----------------------------------------------------------
Than for Cause. In the event Officer's employment is terminated in a Termination
--------------
Other than for Cause, Officer shall be entitled to the benefits provided below:

                    (i) Corporation shall pay to Officer (A) Officer's full base salary, when due, through the Date of Termination at the rate in effect at the time Notice of Termination is given, at the time specified in Section 5(b)(iv), (B) the unpaid portion, if any, of any annual bonus, plus an amount equal to Officer's annual bonus, pro rated from January 1 of the termination year through the Date of Termination, and (C) all other amounts to which Officer is entitled under any compensation plan of Corporation at the time such payments are due;

                    (ii) In lieu of any further salary payments to Officer for periods subsequent to the Date of Termination, Corporation shall pay as severance pay to Officer, at the time specified in Section 5(b)(iv), a lump sum severance payment (together with the payments provided in Sections 5(b)(iii) below, the "Severance Payments") equal to the sum of two (2) times Officer's annual base salary as in effect as of the Date of Termination, and two (2) times Officer's targeted annual bonus as in effect as of the Date of Termination or the highest annual bonus received by Officer in the three (3) years immediately prior to the Date of Termination, whichever is greater; and

                    (iii) Officer shall be entitled to accelerated vesting of any awards granted to Officer under Corporation's Stock Incentive Plans.

                    (iv)   The payments provided for in Sections 5(b)(i) and
(ii) shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, Corporation shall pay to Officer on such day an estimate, as determined in good faith by Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by Corporation to Officer, payable on the fifth day after demand by Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code)

                    (v) Officer shall not be required to mitigate the amount of any payment provided for in this Section 5(b) by seeking other employment or otherwise nor shall the amount of any payment or benefit provided for in this
Section 5(b) be reduced by any compensation earned by Officer as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by Officer to Corporation, or otherwise.

               (c)  No Severance Compensation Upon Other Termination. In the
                    ------------------------------------------------
event of a Voluntary Termination, Termination For Cause, termination by reason of Officer's Disability pursuant to Section 2(e), or termination by reason of Officer's death pursuant to Section 2(f), Officer or his estate shall not be paid any severance compensation.

          6.   Covenants
               ---------

               (a)  Confidentiality. Officer hereby agrees that commencing on
                    ---------------
the Date of Termination, Officer shall not, directly or indirectly, disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). Officer agrees that, upon termination of Officer's employment with Corporation, all Confidential Information in Officer's possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to Corporation and shall not be retained by Officer or furnished to any third party, in any form except as provided herein; provided, however, that Officer shall not be obligated to treat as confidential, or return to Corporation copies of any Confidential Information that (a) was publicly known at the time of disclosure to Officer, (b) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to Corporation by any person or entity, or
(c) is lawfully disclosed to Officer by a third party. As used in this Agreement, the term "Confidential Information" means: information disclosed to Officer or known by Officer as a consequence of or through Officer's relationship with Corporation, about the customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to customer lists, of Corporation and its affiliates.

               (b)  Noncompetition. Officer acknowledges and agrees that
                    --------------
Officer's services pursuant to this Agreement are unique and extraordinary, and that Officer will have access to and control of Confidential Information of Corporation which is vital to the success of Corporation's business. Officer further acknowledges that because of Officer's knowledge of Corporation's Confidential Information it is unlikely that Officer could work for a competitor of Corporation without divulging such confidential information. Officer further acknowledges that the business of Corporation is national in scope and cannot be confined to any particular geographic area of the United States. For the foregoing reasons, and in consideration for the benefits offered by Corporation under this Agreement, Officer hereby agrees that (i) during the term of this Agreement and for a twelve month period, commencing with Officer's Date of Termination (collectively, the "Covenant Period"), Officer shall not accept employment nor engage as a consultant with a competitor of Corporation in the health care real estate investment trust industry (a "Competitor") if such position would be comparable to a position Officer held at any time with Corporation and where Officer cannot satisfy Corporation, in its reasonable judgement, that the new employer is prepared to and takes adequate steps to preclude and prevent inevitable disclosure of Corporation's Confidential Information and (ii) that eligibility for severance payments and other benefits under this Agreement are contingent upon Officer's agreement and compliance with the covenant as stated above in clause (i) of this Section 6(b). No further payments nor eligibility for benefits continuation will be available to Officer as of the date Officer commences employment/consulting in violation of these covenants. It is a specific condition of the Agreement that if Officer commences employment or engage as a consultant with a Competitor if such position would be comparable to a position Officer held at any time with Corporation, Officer shall advise Competitor in writing of Officer's obligations pursuant to this Agreement and specifically disclose all covenants contained in this Section 6. It is also a specific condition of this Agreement that so long as Officer is receiving any payments or benefits under this Agreement with respect to any type of termination, Officer shall be obligated to immediately notify Corporation as to the specifics of the new position that Officer is planning to commence as an employee or consultant for a Competitor, and take affirmative steps to assure Corporation that Officer will not divulge any of Corporation's Confidential Information in Officer's new employment or consulting arrangement.

               (c)  Non-Solicitation. Officer hereby agrees that, for the period
                    ----------------
commencing on the Date of Termination and terminating on the first anniversary thereof, Officer shall not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from Corporation any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Corporation; provided, however, that a general advertisement to which an employee of Corporation responds shall in no event be deemed to result in a breach of this Section 6(c).

          7.   Miscellaneous.
               -------------

               (a)  Payment Obligations. Corporation's obligation to pay Officer
                    -------------------
the compensation and to make the arrangements provided herein shall be unconditional, and Officer shall have no obligation whatsoever to mitigate damages hereunder. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, Corporation, to the extent permitted by applicable law and Corporation's Certificate of Incorporation and Bylaws, hereby indemnifies Officer for Officer's reasonable attorneys' fees and disbursements incurred in such litigation.

               (b)  Business Clubs. Officer may designate up to three dining
                    --------------
clubs, country clubs, athletic clubs, or similar organizations and Corporation shall acquire membership interests in such clubs and organizations which shall be used by Officer for business purposes on behalf of Corporation; provided, however, that if such clubs or organizations prohibit purchase of membership interests by Corporation, then Corporation shall advance to Officer the amount required to purchase membership interests in such clubs or organizations and Officer shall hold such membership interests for the benefit of Corporation. In the event Corporation has advanced to Officer the cost of the membership interests for any of such clubs or organizations, then upon the termination of Officer's employment with Corporation for any reason Officer shall promptly sell such membership interests for the benefit of Corporation and shall deliver the full amount of the proceeds to Corporation. Any gains or losses incurred upon the sale by Officer of any membership interests held for the benefit of Corporation shall be solely for Corporation's account.

               (c)  Confidentiality. Officer agrees that all confidential and
                    ---------------
proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

               (d)  Waiver. The waiver of the breach of any provision of this
                    ------
Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

               (e)  Entire Agreement; Modifications. Except as otherwise
                    -------------------------------
provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Officer from Corporation. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

               (f)  Notices. All notices and other communications under this
                    -------
Agreement shall be in writing and shall be given by telegraph or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 12 hours after transmission of a telegram to the respective persons named below:

          If to Corporation:       Health Care Property Investors, Inc.
                                   4675 MacArthur Court, 9th Floor, Suite 900
                                   Newport Beach, California 92660
                                   Attention: Chairman of the Board

          If to Officer:           Kenneth B. Roath
                                   One Harbor Island
                                   Newport Beach, California 92660-7201

Any party may change such party's address for notices by notice duly given pursuant to this Section 7(e).

               (g)  Headings. The Section headings herein are intended for
                    --------
reference and shall not by themselves determine the construction or interpretation of this Agreement.

               (h)  Governing Law. This Agreement shall be governed by and
                    --------------
construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

               (i)  Arbitration; Dispute Resolution, Etc.
                    ------------------------------------

                    (i)    Arbitration Procedure. Any disagreement, dispute,
                           ---------------------
controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by the JAMS/Endispute in Los Angeles, California in accordance with its then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, Officer and Corporation shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event Officer and Corporation cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither Officer nor Corporation nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings under this Section 14. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof. Corporation shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and evidence reasonably required by Officer to present Officer's case.

                    (ii)   Compensation During Dispute, Etc. Officer's
                           --------------------------------
compensation during any disagreement, dispute, controversy, claim, suit, action or proceeding (collectively, a "Dispute") arising out of or relating to this Agreement or the interpretation of this Agreement shall be as follows: If there is a termination by Corporation followed by a Dispute as to whether Officer is entitled to the payments and other benefits provided under this Agreement, then, during the period of that Dispute Corporation shall pay Officer fifty percent (50%) of the amount specified in Sections 5(c)(i) and 5(c)(ii) hereof, and Corporation shall provide Officer with the other benefits provided in Section 5(c) of this Agreement, if, but only if, Officer agrees in writing that if the Dispute is resolved against Officer, Officer shall promptly refund to Corporation all payments Officer receives under Sections 5(c)(i) and 5(c)(ii) of this Agreement plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly. If the Dispute is resolved in Officer's favor, promptly after resolution of the dispute Corporation shall pay Officer the sum that was withheld during the period of the Dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

                    (iii)  Legal Fees. In addition to all other amounts payable
                           ----------
to Officer under this Agreement, Corporation shall pay to Officer all legal fees and expenses incurred by Officer in connection with any Dispute arising out of or relating to this Agreement or the interpretation thereof (including, without limitation, all such fees and expenses, if any, incurred in contesting or disputing any termination of Officer's employment or in seeking to obtain or enforce any right or benefit provided by this Agreement, or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder), regardless of the outcome of such proceeding; provided, however, that in the event Officer commences such action, Officer shall not be entitled to recover such fees and costs if the court determines that Officer brought the claim in bad faith or the claim was frivolous. Any attorney's fees incurred by Officer shall be paid by Corporation in advance of the final disposition of such action or challenge, as such fees and expenses are incurred; provided, however, that Officer agrees to repay such amounts, net of any income taxes paid or payable by Officer with respect to such amounts, if such amounts are incurred in connection with an action commenced by Officer if it is ultimately determined by the court that Officer brought such action in bad faith or the claim was frivolous.

               (j)  Severability. Should a court or other body of competent
                    ------------
jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

               (k)  Survival of Corporation's Obligations. Corporation's
                    -------------------------------------
obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to Corporation. This Agreement shall not be terminated by any merger or consolidation or other reorganization of Corporation. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by Corporation (except to an affiliate of Corporation in which event Corporation shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by Officer.

               (l)  Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, all of which taken together shall constitute one and the same Agreement.

               (m)  Withholdings. All compensation and benefits to Officer
                    ------------
hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

               (n)  Indemnification. In addition to any rights to
                    ---------------
indemnification to which Officer is entitled to under Corporation's Certificate of Incorporation and Bylaws, Corporation shall indemnify Officer at all times during and after the term of this Agreement to the maximum extent permitted under Section 2-418 of the General Corporation Law of the State of Maryland or any successor provision thereof and any other applicable state law, and shall pay Officer's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        HEALTH CARE PROPERTY INVESTORS, INC.

                                        By _________________________________

                                        Title ______________________________



                                        ____________________________________
                                        Kenneth B. Roath